UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 2, 2024, Guerrilla RF, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders granted discretionary authority to the Company’s board of directors (the “Board”) to amend the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation) to effect a reduction in the total number of authorized shares of common stock to 50,000,000, proportional to the effect of the 1-for-6 reverse stock split that was effected in 2023 (the “Authorized Shares Reduction”).

On May 2, 2024, the Board approved the Authorized Shares Reduction and the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Authorized Shares Reduction. The Certificate of Amendment provides that the Authorized Shares Reduction became effective upon filing.

As a result of the Authorized Shares Reduction, the number of authorized shares of the Company’s common stock has been reduced from 300,000,000 to 50,000,000. The Authorized Shares Reduction does not have any effect on the rights of existing stockholders, and the par value of the common stock remains unchanged at $0.0001 per share.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 2, 2024, the Company held its Annual Meeting.  The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s Proxy Statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 9, 2024, are as follows:

The Company’s stockholders (i) elected each of the three persons listed below under Proposal 1 to serve as a Class III directors of the Company until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified, (ii) granted discretionary authority to the Board to amend the Company’s amended and restated certificate of incorporation to effect a reduction in the total number of authorized shares of common stock to 50,000,000, proportional to the effect of the 1-for-6 reverse stock split that was effected in 2023, and (iii) ratified the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, with votes cast as follows.

Proposal or Name of Nominee	Shares Voted “For”	Shares Voted “Against”	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: To elect three persons to serve as Class III directors of the Company until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
James (Jed) E. Dunn, Jr.	4,598,808	—	48,758	—	495,149
William J. Pratt	4,595,794	—	51,772	—	495,149
Virginia Summerell	4,597,632	—	49,934	—	495,149

Proposal 2: To grant discretionary authority to the Board to amend the Company's amended and restated certificate of incorporation to effect a reduction in the total number of authorized shares of common stock to 50,000,000, proportional to the effect of the 1-for-6 reverse stock split that was effected in 2023.	5,038,322	98,463	—	5,930	—

Proposal 3: To ratify the appointment of FORVIS, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	5,138,449	2,081	—	2,187	—

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Guerrilla RF, Inc., filed with the Secretary of State of the State of Delaware on May 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: May 3, 2024	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer